UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 27, 2022, the Board of Directors (the “Board”) of Sana Biotechnology, Inc. (the “Company”) adopted the Company’s amended and restated Code of Business Conduct and Ethics (the “Revised Code of Conduct”). The Revised Code of Conduct includes additional discussion regarding potential conflicts of interest, including policies and procedures applicable to potential conflicts of interest involving members of the Board and factors that may be considered in evaluating potential conflicts of interest.

The foregoing description of the Revised Code of Conduct is subject to, and qualified in its entirety by, the full text of the Revised Code of Conduct, which is incorporated herein by reference and is available on the Company’s investor relations website at https://ir.sana.com/corporate-governance/governance-overview. The contents on the Company’s website are not otherwise incorporated by reference in, or a part of, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sana Biotechnology, Inc.

Date: November 1, 2022	By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
Executive Vice President, General Counsel, and Corporate Secretary

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